SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 9, 2012
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 28, 2012, Rotate Black MS, LLC. (“RBMS”), an affiliate of Rotate Black, Inc. (the “Company”) had finalized its commitments for financing, for its Gulfport project.

On March 8, 2012, RBMS filed its application for Approval to Proceed to the Mississippi Gaming Commission.

As noted in prior filings, The Company’s primary focus, since January 2010, is the development of a hotel and casino in Gulfport, Mississippi under a management agreement with Rotate Black MS, LLC., a Mississippi limited liability company.

The Gulfport casino will be located on approximately nine and a half acres of land adjacent to downtown Gulfport and located along side the city’s small craft harbor, the Bert Jones Yacht Basin in Gulfport, MS.  The site  is located at the intersection of Highway 49 and US 90 and will offer direct access to I-10 via the Central Harrison County Connector Highway currently under construction by the State of Mississippi.  In addition, the site is directly adjacent to the newly renovated Joseph T. Jones Memorial Park (“Jones Park”).  Jones Park is the largest public park on the Gulf Coast and is in the final stage of a three phase restoration including green spaces, gardens, pavilions, water features, as well as art and entertainment facilities.

The Project, when completed, will include a land-based 70,000 square foot gaming and entertainment facility, 100 room hotel, three restaurants and two lounges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: March 9, 2012	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer